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                                   EXHIBIT 21

                         JOSTENS, INC. AND SUBSIDIARIES

Name of Company                                   Jurisdiction of Incorporation

American Yearbook Company, Inc.                   Kansas
Jostens Canada, Ltd.                              Canada
Balfirm Canada, Inc.                              Canada
Jostens Can Investments B.V.                      Netherlands
Jostens International Holding B.V.                Netherlands
JC Trading, Inc.                                  Puerto Rico
Conceptos Jostens, S.A. de C.V.                   Mexico
Reconocimientos E Incentivos, S.A. de C.V.        Mexico
JostFer, S.A. de C.V.                             Mexico